Exhibit 99.1

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

CITY ZONE HOLDINGS LIIMITED AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

December 31, 2009

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of: City Zone Holdings Limited

We have audited the accompanying consolidated balance sheets of City Zone Holdings Limited (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of City Zone Holdings Limited as of December 31, 2009 and 2008 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

KCCW Accountancy Corp.

Diamond Bar, California
March 18, 2010

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2009	2008

Assets
Current Assets
Cash and cash equivalents	$2,562,501	$332,409
Accounts receivable, net	4,200,749	2,285,502
Inventory	8,233,760	3,780,998
Other receivable	28,998	-
Prepaid expenses	1,104,072	326,222
Due from related parties	-	5,716,380
Total Current Assets	16,130,080	12,441,511

Property, plant, and equipment, net	2,939,475	3,340,212
Construction-in-progress	3,254,696	-
Other assets	1,506,902	1,507,653
Intangible assets, net	-	-

Total Assets	$23,831,153	$17,289,376
Liabilities and Equity
Current Liabilities
Short-term loan	$1,801,960	$674,240
Accrued expenses	116,968	56,843
Due to related parties	145,650	3,915,795
Other current liabilities	68,339	-
Total Current Liabilities	2,132,917	4,646,878

Total Liabilities	2,132,917	4,646,878
Stockholders' Equity
Common stock - no par value; 50,000 shares authorized, 10,000 shares issued and outstanding	9,690,628	-
Paid-in capital	-	7,097,486
Additional paid-in capital	-	22,441
Other comprehensive income	202,140	898,235
Retained earnings	11,805,468	4,624,336
Total Stockholders' Equity	21,698,236	12,642,498

Total Liabilities and Stockholders’ Equity	$23,831,153	$17,289,376

The accompanying notes are an integral part of these consolidated financial statements.

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Years Ended December 31,
	2009	2008
Net revenue	$40,732,447	$17,269,937
Cost of goods sold	(30,136,581)	(12,673,361)

Gross Profit	10,595,866	4,596,576

Selling expenses	(1,947,613)	(770,157)
General and administrative expenses	(719,910)	(272,091)
Other expenses	(556,312)	-
Research and development expenses	(98,087)	(43,364)
Total Operating Expense	(3,321,922)	(1,085,612)

Operating Income	7,273,944	3,510,964

Interest income	10,081	1,440
Interest expense	(102,893)	(47,289)
Total Other Expense	(92,812)	(45,849)

Income before income taxes	7,181,132	3,465,115

Provision for income taxes	-	-

Net Income	$7,181,132	$3,465,115

The accompanying notes are an integral part of these consolidated financial statements.

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock / Paid-in Capital		Additional Paid-in	Other Comprehensive	Retained
	Shares	Amount	Capital	Income	Earnings	Total
Balance at December 31, 2007	-	$4,769,979	$-	206,957	$1,159,221	$6,136,157

Capital contributions	-	2,327,507	22,441	-	-	2,349,948

Net changes in foreign currency translation adjustment	-	-	-	691,278	-	691,278

Net earnings for the year ended December 31, 2008	-	-	-	-	3,465,115	3,465,115

Balance at December 31, 2008	-	7,097,486	22,441	898,235	4,624,336	12,642,498

Capital contributions	-	2,647,482	-	-	-	2,647,482

Issuance of shares for cash	10,000	23,579,850	-	-	-	23,579,850

Recapitalization	-	(23,634,190)	(22,441)	(707,171)	-	(24,363,802)

Net changes in foreign currency translation adjustment	-	-	-	11,076	-	11,076

Net earnings for the year ended December 31, 2009	-	-	-	-	7,181,132	7,181,132

Balance at December 31, 2009	10,000	$9,690,628	$-	202,140	$11,805,468	$21,698,236

The accompanying notes are an integral part of these consolidated financial statements.

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Years Ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,181,132	$3,465,115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	329,265	237,246
Impairment of long-lived assets	556,312	-
Decrease (increase) in current assets:
Accounts receivable	(1,915,038)	(1,624,060)
Inventories	(4,451,514)	(2,202,870)
Prepaid expense and other current assets	(206,213)	(139,932)
Increase (decrease) in liabilities:
Accrued expense and other liabilities	128,402	23,154

Net cash provided by (used in) operating activities	1,622,346	(241,347)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of equities for recapitalization	(24,346,681)	-
Repayment from (loan to) related parties	5,709,517	(2,015,055)
Construction of warehouse	(3,252,409)	-
Purchase of machinery and equipment	(1,087,016)	(827,419)

Net cash used in investing activities	(22,976,589)	(2,842,474)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from short-term loans from bank	395,274	359,831
Net proceeds from short-term loans from related parties	84,061	1,731,301
Net proceeds from short-term loans from others	731,989	-
Net repayments of short-term loans from related parties	(3,849,607)	(1,110,254)
Proceeds from capital contributions	26,221,217	2,305,293

Net cash provided by financing activities	23,582,934	3,286,171

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	1,401	10,020

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	2,230,092	212,370

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	332,409	120,039

CASH & CASH EQUIVALENTS, ENDING BALANCE	$2,562,501	$332,409

SUPPLEMENTAL DISCLOSURES:
Income tax paid	$-	$-
Interest paid	$102,893	$47,289

The accompanying notes are an integral part of these consolidated financial statements.

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.    ORGANIZATION AND DESCRIPTION OF BUSINESS

City Zone Holdings Limited (“City Zone”) was incorporated in the British Virgin Islands on July 27, 2009 under the BVI Business Companies Act, 2004. City Zone is a holding company and has not carried on substantive operations of its own.

In November 2009, City Zone conducted a restructuring exercise whereby City Zone has become the ultimate holding company of Most Smart, Shenzhen Redsun, Shenzhen JiRuHai, Beijing Detian Yu, Jinzhong Deyu, Jinzhong Yongcheng, and Jinzhong Yuliang (collectively, the “Company”) through direct and indirect ownership interests. The former shareholders and key management of Jinzhong Deyu, Jinzhong Yongcheng, and Jinzhong Yuliang became the ultimate controlling parties and key management of City Zone. This restructuring exercise has been accounted for as a recapitalization of Jinzhong Deyu, Jinzhong Yongcheng, and Jinzhong Yuliang with no adjustment to the historical basis of the assets and liabilities of these companies, while the historical financial positions and results of operations are consolidated as if the restructuring occurred as of the beginning of the earliest period presented in the accompanying consolidated financial statements. For the purpose of consistent and comparable presentation, the consolidated financial statements have been prepared as if City Zone had been in existence since the beginning of the earliest and throughout the whole periods covered by these consolidated financial statements.

The Company mainly operates in the Shanxi Province, China in the business of bulk purchasing, preliminary processing, product preservation, distribution, and wholesale of organic grains and corns. Corns are mainly wholesale distributed to agricultural product trading companies. Grains are distributed through wholesale and through the network of supermarkets with the Company’s own brand names, including “De Yu” and “Shi-Tie” for certified organic grain products. The Company has established a complete chain of cultivation, seed breeding, research and development, production, marketing, and a nationwide distribution network in China. The Company currently controls approximately 40,000 acres (or 250,000 mu) of organic farmland, with 120,000-ton storage capacity, and 3 exclusive railroad lines.

Details of the subsidiaries of the Company are as follows:

Name of Subsidiary	Domicile and Date of Incorporation	Registered Capital	Percentage of Ownership	Principal Activities
Most Smart International Limited (“Most Smart”)	Hong Kong, March 11, 2009	$1	100%	Holding company of Shenzhen Redsun

Redsun Technology (Shenzhen) Co., Ltd. (“Shenzhen Redsun”)	The PRC, August 20, 2009	$30,000	100%	Holding company of Shenzhen JiRuHai

Shenzhen JiRuHai Technology Co., Ltd. (“Shenzhen JiRuHai”)	The PRC, August 20, 2009	$14,638	100%	Holding company of Beijing Detian Yu

Detian Yu Biotechnology (Beijing) Co., Ltd. (“Beijing Detian Yu”)	The PRC, November 30, 2006	$7,637,723	100%	Wholesale distribution of packaged food products. Holding company of the following three entities

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Name of Subsidiary	Domicile and Date of Incorporation	Registered Capital	Percentage of Ownership	Principal Activities
Jinzhong Deyu Agriculture Trading Co., Ltd. (“Jinzhong Deyu”)	The PRC, April 22, 2004	$1,492,622	100%	Organic grains preliminary processing and wholesale distribution.

Jinzhong Yongcheng Agriculture Trading Co., Ltd. (“Jinzhong Yongcheng”)	The PRC, May 30, 2006	$288,334	100%	Organic corns preliminary processing and wholesale distribution.

Jinzhong Yuliang Agriculture Trading Co., Ltd. ("Jinzhong Yuliang")	The PRC, March 17, 2008	$281,650	100%	Organic corns preliminary processing and wholesale distribution.

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements include the financial statements of City Zone Holdings Limited and its wholly-owned subsidiaries. All significant inter-company account balances and transactions have been eliminated in consolidation.

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company’s function currency is the Chinese Yuan, or Renminbi (“RMB”); however, the accompanying consolidated financial statements have been translated and presented in United States Dollars (“USD”).

Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its estimates based on historical experience and various other assumptions and information that are available and believed to be reasonable at the time the estimates are made. Therefore, actual results could differ from those estimates under different assumptions and conditions.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank and all highly liquid investments with original maturities of three months or less.

Accounts receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less allowance for doubtful accounts, as needed. The Company assesses the collectability of accounts receivable based primarily upon the creditworthiness of the customer as determined by credit checks and analysis, as well as the customer’s

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

payment history. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends, and changes in customer payment patterns to evaluate the adequacy of these reserves.

Inventories

The Company's inventories are stated at lower of cost or market. Cost is determined on moving-average basis. Costs of inventories include purchase and related costs incurred in delivering the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. Management periodically evaluates the composition of its inventories at least quarterly to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Property, plant, and equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property, plant, and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:
Useful Life (in years)
Automobiles	5
Buildings	30
Office equipment	5
Machinery and equipment	10

Construction-in-Progress

Construction-in-progress consists of amounts expended for warehouse construction. Construction-in-progress is not depreciated until such time as the assets are completed and put into service. Once warehouse construction is completed, the cost accumulated in construction-in-progress is transferred to property, plant, and equipment.

Long-lived assets

The Company applies the provisions of FASB ASC Topic 360 (ASC 360), "Property, Plant, and Equipment" which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Financial assets and liabilities measured at fair value

FASB ASC 820, “Fair Value Measurements” (formerly SFAS No. 157) defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This guidance applies to other accounting pronouncements that require or permit fair value measurements. On February 12, 2008, the FASB finalized FASB Staff Position (FSP) No. 157-2, Effective Date of FASB Statement No. 157 (ASC 820). This Staff Position delays the effective date of SFAS No. 157 (ASC 820) for nonfinancial assets and liabilities to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years, except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of SFAS No. 157 (ASC 820) had no effect on the Company's financial position or results of operations.

Revenue recognition

The Company’s revenue recognition policies are in compliance with the SEC Staff Accounting Bulletin No. 104 (“SAB 104”). The Company recognizes product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) our price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured. The Company recognizes revenue for product sales upon transfer of title to the customer. Customer purchase orders and/or contracts are generally used to determine the existence of an arrangement. Shipping documents and the completion of any customer acceptance requirements, when applicable, are used to verify product delivery or that services have been rendered. The Company assesses whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment.

The Company’s revenue is recognized net of value-added tax (VAT), reductions to revenue for estimated product returns, and sales discounts based on volume achieved in the same period that the related revenue is recorded. The estimates are based on historical sales returns, analysis of credit memo data, and other factors known at the time. For the years ended December 31, 2009 and 2008, sales discounts were $847,849 and $455,633, respectively.

Advertising costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2009 and 2008 were not significant.

Research and development

The Company expenses its research and development costs as incurred. Research and development costs for the years ended December 31, 2009 and 2008 were $98,087 and $43,364, respectively.

Stock-based compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation.” ASC 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. For the years ended December 31, 2009 and 2008, no stock-based compensation was issued or recorded.

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Foreign currency translation and comprehensive income

U.S. GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is Renminbi (“RMB”). The unit of RMB is in Yuan. Translation gains are classified as an item of other comprehensive income in the stockholders’ equity section of the consolidated balance sheet.

Statement of cash flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the consolidated statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Recent pronouncements

In June 2009, the FASB issued ASC Topic 105, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”) - a replacement of FASB Statement No. 162”, which has become the source of authoritative accounting principles generally accepted in the United States recognized by the FASB to be applied to nongovernmental entities. The Codification is effective in the third quarter of 2009, and accordingly, all subsequent reporting will reference the Codification as the sole source of authoritative literature. The Company does not believe that this will have a material effect on its financial statements.

In June 2009, the FASB issued ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. It is effective for interim and annual periods ending after June 15, 2009. There was no material impact upon the adoption of this standard on the Company’s financial statements.

In June 2009, the FASB issued ASC 810, “Consolidation”, for determining whether to consolidate a variable interest entity. These amended standards eliminate a mandatory quantitative approach to determine whether a

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

variable interest gives the entity a controlling financial interest in a variable interest entity in favor of a qualitatively focused analysis, and require an ongoing reassessment of whether an entity is the primary beneficiary. The Company does not believe this pronouncement will impact its financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, “Measuring Liabilities at Fair Value”, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach. These amended standards are effective for us beginning in the fourth quarter of fiscal year 2009 and did not have a significant impact on our financial statements.

In October 2009, the FASB issued ASU No. 2009-13, “Revenue Recognition – Multiple Deliverable Revenue Arrangements” (“ASU 2009-13”). ASU 2009-13 updates the existing multiple-element revenue arrangements guidance currently included in FASB ASC 605-25. The revised guidance provides for two significant changes to the existing multiple-element revenue arrangements guidance. The first change relates to the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting. This change will result in the requirement to separate more deliverables within an arrangement, ultimately leading to less revenue deferral. The second change modifies the manner in which the transaction consideration is allocated across the separately identified deliverables. Together, these changes will result in earlier recognition of revenue and related costs for multiple-element arrangements than under previous guidance. This guidance also expands the disclosures required for multiple-element revenue arrangements. The Company does not believe that this will have a material effect on its financial statements.

In January 2010, the FASB issued ASU No. 20 10-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements”. This ASU requires new disclosures and clarifies certain existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting. The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

NOTE 3.    ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	As of December 31,
	2009	2008
Accounts receivable	$4,200,749	$2,285,502
Less: Allowance for doubtful accounts	-	-
Accounts receivable, net	$4,200,749	$2,285,502

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.    INVENTORY

Inventory consisted of the following:

	As of December 31,
	2009	2008
Raw materials – grains	$1,323,848	$790,050
Finished goods – grains	412,995	228,472
Finished goods – corns	6,496,917	2,762,476
Total	$8,233,760	$3,780,998

NOTE 5.    PREPAID EXPENSES

Prepaid expenses consisted of the following:

	As of December 31,
	2009	2008
Prepayment for equipment	$600,653	$-
Deductible value-added taxes (VAT)	442,646	293,365
Prepaid rent	60,773	32,857
Total	$1,104,072	$326,222

NOTE 6.    PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consisted of the following:

	As of December 31,
	2009	2008
Automobiles	$495,282	$81,633
Buildings	1,529,035	2,086,777
Office equipment	163,177	238,228
Machinery and equipment	1,648,748	1,501,127
Total cost	3,836,242	3,907,765
Less: Accumulated depreciation	(896,767)	(567,553)
Property, plant, and equipment, net	$2,939,475	$3,340,212

The buildings owned by the Company located in Jinzhong, Shanxi Province, China are used for production, warehouse, and offices for the grains business. The building structure is mainly constructed of light steels and bricks. For the year ended December, 31 2009, the Company observed a significant decrease in the construction cost of such property structure during its annual impairment testing of long-lived assets. While future estimated operating results and cash flows are considered, the Company eventually employed the quoted replacement cost of the buildings as comparable market data. As a result of this analysis, the Company concluded that the carrying amount of the buildings exceeded their appraised fair value, and recorded an impairment of $556,312 for the year ended December 31, 2009. These charges are classified in the caption “other expenses” within operating expenses.

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Depreciation expense for the years ended December 31, 2009 and 2008 was $329,265 and $220,336, respectively. As of December 31, 2009 and 2008, $631,419 and $0 of machinery and equipment were pledged as collateral for short-term bank loans, respectively (see Note 9).

NOTE 7.    INTANGIBLE ASSETS

Intangible assets consisted of the following:

	As of December 31,
Right to use land	2009	2008
Less: Accumulated depreciation	$74,715	$74,753
Intangible assets, net	(74,715)	(74,753)
	$-	$-

According to government regulations of the People’s Republic of China (“PRC”), the PRC Government owns all land. The Company leases and obtains the certificate of right to use the industrial land of 11,667 square meters with the PRC Government in Jingzhong, Shanxi Province where Jinzhong Deyu’s buildings and production facility are located at. The term of the right is four to five years and renewed upon expiration. The right was fully amortized as of December 31, 2009 and 2008 using the straight-line method. The current term of the right is for the period from March 14, 2007 to March 14, 2011. Amortization expense recorded for the years ended December 31, 2009 and 2008 was $0 and $16,910, respectively.

As of December 31, 2009 and 2008, the right to use land was pledged as collateral for short-term bank loans (see Note 9).

NOTE 8.    OTHER ASSETS

Other assets consisted of timber, timberland, and farmland in the amount of $74,715 and $74,753 as of December 31, 2009 and 2008, respectively. According to government regulations of the People’s Republic of China (“PRC”), the PRC Government owns timberland and farmland. The Company leases and obtains the certificate of right to use farmland of approximately 1,605 acres (or 10,032 mu) for the period from August 2005 to December 2031. For the same farmland, the Company obtains the certificate of the right to timber and 896 acres (or 5,600 mu) of timberland for the period from August 2006 to August 2028. Timber mainly includes pine trees and poplar trees.

These timber, timberland, and farmland were not for operating use or intended for sale. Based on management’s assessment, there was no impairment for the years ended December 31, 2009 and 2008.

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.    SHORT-TERM LOAN

Short-term loan consisted of the following:

	As of December 31,
	2009	2008
Loan payable to Hangzhou TianCi Investment Management Co., Ltd., an unrelated party. The loan was unsecured, bearing no interest and no due date was specified.	$732,504	$-

Bank loan payable to Shanxi Province Rural Credit Union, bearing interest at 9.75 6% per annum and due February 15, 2010. The loan was obtained by Jinzhong Yongcheng and guaranteed by Jinzhong Yuliang, and the use of proceeds from the loan was restricted for purchase of corns. The loan was paid off in February 2010.	673,904	-

Bank loan payable to Agricultural Development Bank of China, bearing interest at 5.31% per annum and due March 26, 2010. The loan was collateralized by buildings, machinery and equipment, and right to use land. The use of proceeds from the loan was restricted for purchase of grains.	219,751	-

Bank loan payable to Agricultural Development Bank of China, bearing interest at 5.31% per annum and due June 22, 2010. The loan was collateralized by buildings, machinery and equipment, and right to use land. The use of proceeds from the loan was restricted for purchase of grains.	175,801	-

Bank loan payable to Shanxi Province Rural Credit Union, bearing interest at 12.24% per annum. The loan was obtained by Jinzhong Yongcheng and guaranteed by Jinzhong Yuliang, and the use of proceeds from the loan was restricted for purchase of corns. The loan was paid off in February 2009.	-	439,722

Bank loan payable to Shanxi Province Rural Credit Union, bearing interest at 13.75% per annum. The loan was obtained by Jinzhong Yongcheng and guaranteed by Jinzhong Yuliang, and the use of proceeds from the loan was restricted for purchase of corns. The loan was paid off in February 2009	-	234,518

Total	$1,801,960	$674,240

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.    ACCRUED EXPENSES

Accrued expenses consisted of the following:

	As of December 31,
	2009	2008
Accrued VAT and other taxes	$71,690	$38,021
Accrued payroll	45,278	18,386
Others	-	436
Total	$116,968	$56,843

NOTE 11.    INCOME TAXES

People’s Republic of China (PRC)

Under the Enterprise Income Tax (“EIT”) Law of the PRC, the standard EIT rate is 25%. The PRC subsidiaries of the Company are subject to PRC income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate. According to the Tax Pronouncement [2008] No. 149 issued by the State Administration of Tax of the PRC, the preliminary processing industry of agricultural products is entitled to EIT exemption starting January 1, 2008. The Company’s three primary operating entities, including Jinzhong Deyu, Jinzhong Yongcheng, and Jinzhong Yuliang are subject to the EIT exemption.

The provision for income taxes from continuing operations on income consists of the following for the years ended December 31, 2009 and 2008:

Years Ended December 31,
	2009	2008
Income tax expense – current	$-	$-
Income tax benefit – deferred	-	-
Total income tax expense	$-	$-

The following is a reconciliation of the statutory tax rate to the effective tax rate for the years ended December 31, 2009 and 2008:

	Years Ended December 31,
	2009	2008
U.S. statutory corporate income tax rate	34%	34%
PRC tax rate difference	(9%)	(9%)
Effect of tax exemption	(25%)	(25%)
Effective tax rate	-	-

 CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.    RELATED PARTY TRANSACTIONS

Due from related parties

Total due from related parties amounted to $0 and $5,716,380 as of December 31, 2009 and 2008, respectively. The balance of $5,716,380 mainly consisted of loans to the original shareholders of Beijing Detian Yu. Those loans were unsecured, bearing no interest, and no due date was specified.

Due to related parties

	As of December 31,
	2009	2008
Advances from -
Mr. Jianming Hao	$84,120	$-
Mr. Junde Zhang	61,530	556,981
Mr. Yongqing Ren	-	3,358,814
Total	$116,968	$3,915,795

Mr. Jianming Hao is the Chief Executive Officer and Managing Director of the Company. Mr. Junde Zhang and Mr. Yongqing Ren are Vice Presidents and Directors of the Company. Those advances as of December 31, 2009 and 2008 were unsecured, bearing no interest, and no due date was specified.

Guarantees

As of December 31, 2009 and 2008, Jinzhong Yuliang provided guarantees on short-term loans obtained by Jinzhong Yongcheng.

NOTE 13.    CONCENTRATION OF CREDIT RISK

As of December 31, 2009 and 2008, all of the Company’s cash balances in bank were maintained within the PRC where no rule or regulation currently in place to provide obligatory insurance for bank deposits in the event of bank failure. However, the Company has not experienced any losses in such accounts and believes it is not exposed to such risks on its cash balances in bank.

For the years ended December 31, 2009 and 2008, all of the Company’s sales were generated in the PRC. In addition, all accounts receivable as of December 31, 2009 and 2008 were due from customers located in the PRC.

For the years ended December 31, 2009 and 2008, one customer accounted for 42% and 34% of the Company’s gross revenue, respectively, and no other single customer accounted for greater than 10%. As of December 31, 2009 and 2008, the same customer accounted for 5% and 22% of the Company’s accounts receivable, respectively.

CITY ZONE HOLDINGS LIMITED AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.    COMMITMENTS AND CONTINGENCIES

The Company leases railroad lines, warehouses, and offices payments under operating leases with initial or remaining terms  under operating leases.  Future minimum lease of one year or more are as follows:

Operating Leases
Year ended December 31, 2010	$114,248
2011	104,480
2012	97,503
2013	96,625
2014	95,746
Thereafter	1,226,546
$1,735,148

NOTE 15.    SUBSEQUENT EVENTS

On January 6, 2010, Jinzhong Yuliang entered into a loan agreement with Shanxi Province Rural Credit Union for a borrowing of $585,754, bearing interest of 11.592% per annum and due December 8, 2010. The use of proceeds from the loan is restricted for purchase of corns. Jinzhong Deyu and Jinzhong Yongcheng provided guarantees on the loan for a period of two years starting from December 8, 2010.

On January 27, 2010, Jinzhong Yongcheng entered into a loan agreement with Shanxi Province Rural Credit Union for a borrowing of $1,245,093, bearing interest of 10.98% per annum and due January 13, 2011. The use of proceeds from the loan is restricted for purchase of corns. Jinzhong Deyu and Jinzhong Yuliang provided guarantees on the loan for a period of two years starting from January 13, 2011.